UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2011

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC

(Exact name of registrant as specified in its charter)

Commission File Number: 0-49629

DE	33-0933072
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

17872 Cartwright Road, Irvine, CA 92614

(Address of principal executive offices, including zip code)

949-399-4500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On August 24, 2011, Schneider Power Inc. (“SPI”), a wholly owned subsidiary of the Registrant, entered into a purchase and sale agreement (the “Agreement”) with Green Breeze Energy Inc. (“Green Breeze Energy”) for the purchase by SPI of 100% of the shares of Zephyr Wind Farms Limited (“Zephyr”) for a purchase price of CDN $2,500,000 (the “Purchase Price”). Zephyr is the owner of a 10 MW wind power generation project located in Ontario, Canada, known as the Brooke-Alvinston Wind Project (the “Project”). Zephyr and Samsung Heavy Industries Co., Ltd. (“Samsung”) are parties to a CDN $22.7 million construction loan credit facility (the “Samsung Financing”) which, subject to Samsung’s consent to the transaction, will remain in place after the closing of the transaction. The proceeds of the Samsung Financing are expected to finance 100% of the Project’s construction costs.

The Purchase Price is payable in cash as follows: (i) CDN $800,000 on the Closing Date and (ii) the balance payable in four installments upon the Project’s achievement of certain milestones (e.g. commencement of contruction, receipt of permits, etc). The Purchase Price is subject to downward adjustment not to exceed CDN $500,000 if the construction costs for the Project exceed CDN $7.0 million, excluding the cost of the wind turbines and certain other Project costs such as management fees, real property lease costs, refundable deposits and depreciation and amortization. SPI’s payment of the Purchase Price will be secured by a pledge of all of the shares of Zephyr. At closing, SPI will provide a limited recourse guaranty to Samsung to secure Zephyr’s obligations to Samsung under the Samnsung Financing.

The Agreement provides that the closing must occur by September 30, 2011 (the “Closing Date”) unless otherwise agreed by the parties. The closing is subject to the parties’ satisfaction or waiver of certain closing conditions including, without limitation, approval by each party’s board of directors and/or shareholders, as applicable, approval by and consent from the Registrant’s senior secured lender, approval by and consent from Samsung, and no material adverse change in Zephyr’s business or the Project. There can be no assurance that all of the closing conditions will be satisfied or otherwise waived.

The foregoing description of the Agreement is not a complete description of the terms thereof and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

10.1	Purchase and Sale Agreement, dated August 24, 2011, between Schneider Power Inc. and Green Breeze Energy Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS
TECHNOLOGIES WORLDWIDE, INC.

Date: September 9, 2011	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Purchase and Sale Agreement, dated August 24, 2011, between Schneider Power Inc. and Green Breeze Energy Inc.